UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2024

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 9, 2024 at 4:05 p.m., New York City time (the “Split-Off Effective Time”), Liberty Media Corporation (“Liberty Media”) completed its previously announced split-off (the “Split-Off”) of its former wholly owned subsidiary, Liberty Sirius XM Holdings Inc. (“New Sirius”). The Split-Off was accomplished by Liberty Media redeeming each outstanding share of Liberty SiriusXM common stock, par value $0.01 per share, in exchange for 0.8375 of a share of New Sirius common stock, par value $0.001 per share, with cash being paid to entitled record holders of Liberty SiriusXM common stock in lieu of any fractional shares of common stock of New Sirius.

Additionally, following the Split-Off, on September 9, 2024 at 6:00 p.m., New York City time (the “Merger Effective Time”), a wholly owned subsidiary of New Sirius merged with and into Sirius XM Holdings Inc. (“Sirius XM”), with Sirius XM surviving the merger as a wholly owned subsidiary of New Sirius (the “Merger” and together with the Split-Off, the “Transactions”). Upon consummation of the Merger, each share of common stock of Sirius XM, par value $0.001 per share, issued and outstanding immediately prior to the Merger Effective Time (other than shares owned by New Sirius and its subsidiaries) was converted into one-tenth (0.1) of a share of New Sirius common stock, with cash being paid to entitled record holders of Sirius XM common stock in lieu of any fractional shares of common stock of New Sirius. Concurrently with the Merger Effective Time, Sirius XM was renamed to “Sirius XM Inc.” and New Sirius was renamed to “Sirius XM Holdings Inc.”

As a result of the Transactions, New Sirius is an independent, publicly traded company.

The section of the proxy statement/notice/prospectus/information statement forming a part of Amendment No. 4 to New Sirius’s Registration Statement on Form S-4, declared effective by the Securities and Exchange Commission on July 23, 2024 (File No. 333-276758), entitled “Certain Relationships and Related Party Transactions,” which describes the relationships and related party transactions between Liberty Media, on the one hand, and New Sirius or Sirius XM, on the other hand, is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2024, Liberty Media notified Nasdaq of the completion of the Split-Off and requested that the Liberty SiriusXM common stock, which traded under the symbols “LSXMA”, “LSXMB” and “LSXMK”, be delisted from Nasdaq effective on September 9, 2024 following the Split-Off Effective Time. Liberty Media also requested that Nasdaq file a notification of removal from listing and/or registration of the Liberty SiriusXM common stock on Form 25 under Section 12(b) of the Securities and Exchange Act of 1934, as amended, with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On September 9, 2024, Liberty Media and New Sirius issued a joint press release announcing the completion of the Transactions. The full text of the press release is filed as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Split-Off constituted a signification disposition and as a result, Liberty Media prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma financial information of Liberty Media is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Condensed Pro Forma Consolidated Balance Sheet as of June 30, 2024 (unaudited).
•	Condensed Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2024 (unaudited).
•	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2023 (unaudited).

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 9, 2024
99.2	Condensed Pro Forma Consolidated Financial Information (unaudited)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024

LIBERTY MEDIA CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Assistant Secretary